EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made this _____day of April, 2000, between WorldWideWeb Institute.com, Inc. (the "Company"), a Delaware corporation, presently headquartered at 6245 N.W. 9th Avenue, Ft. Lauderdale, Florida, and Shawn McNamara ("Employee"), residing at 1501 East Broward Blvd., Apt 705, Fort Lauderdale, Florida 33301.

                                    RECITALS

         WHEREAS, the Company is a corporation engaged in the business of providing web hosting, design and web based training to businesses;

         WHEREAS,  the  Company  desires  to  upgrade  key   senior   management
positions, including the position of General Manager;

         WHEREAS, the Employee has extensive senior management experience in internet related I business, and is seeking an opportunity to utilize his skills where there is a High potential for growth, personal satisfaction, and financial benefits;

         WHEREAS, the Company desires to employ Employee as General Manager of the Company and in such other capacities as agreed on from time to time in writing by employee and Company, and Employee desires to accept such employment, on the terms and conditions set forth in this Agreement;

         WHEREAS, the Company and Employee each desire to prevent other competitive businesses from securing Employee's services and utilizing Employee's experience, background, confidential information and inventions as hereinafter set forth.

                                   AGREEMENTS

         In consideration of the foregoing recitals and the covenants and agreements of the parties contained herein, the parties do hereby agree as follows:

1. Employment: Company hereby hires Employee in the full-time position of General Manager. Further The Company hereby hires the Employee to perform the duties and render the services hereinafter set forth in Section 2 and Employee hereby accepts said employment and agrees to perform said services during the term of this Agreement.

2. Duties: Employee agrees to render to the Company the services of General Manager as outlined in Schedule A.

3. Compensation: As compensation for his services to be performed hereunder, Company shall provide Employee with the following compensation and benefits:



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

                  (a) Base Annual Salary: Employee's base annual salary shall be $90,000.00, payable in accordance with the Company's payroll practices as in effect from time to time, and subject to such withholding as Is required by law.

                  (b) Bonus: In addition to the base salary specified above, Employee may be paid an annual bonus which shall be in an amount up to thirty percent (30%) of the base annual salary. The bonus shall be paid at the end of January of the following year. The bonus will be determined by the Compensation Committee of the Board of Directors which consists of two outside Directors; and the Company's Chief Executive Officer.

                  (c) Vacation: Employee shall be entitled to two (2) weeks paid vacation for the first year, and three (3) weeks paid vacation for the subsequent years of this Agreement. Only one (1) week of paid vacation may be carried forward into subsequent years.

                  (d) Sick Leave and Personal Leave: Employee shall be entitled to paid Sick leave not to exceed seven (7) days, and three (3) paid personal days.

                  (e) Business Expenses: The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing services for the Company, including, but not limited to, out-of-pocket expenses. Employee shall submit all expenses for reimbursement to be confirmed by signature of either the Chief Financial Officer or the Chief Operating Officer (COO). The expenses shall be reimbursed within the next pay period.

                  (f) Other Benefits: This Agreement shall not be in lieu of any rights, benefits and privileges to which Employee may be entitled to as an employee of the Company under any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. Employee shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment.

                  (g) Medical for Spouse/Financee: Employee is authorized to enroll spouse/financee in Company supplied medical plan at Employee's own expense.



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



4.       Stock Options and Participation:
         -------------------------------

                  (a) Company Option: Employee will receive options to purchase 30,000 shares at $9.00 per share (expiring in seven years). Such options vest over 3 years at the rate of 10,000, shares-per year with the anniversary date being March 15, 2001, 2002 and 2003.

                  (b) Reissued Option: Should the average price of the Company's stock drop below $9.00 for more than six months, the Company would agree, at the Employee's request to issue new options to replace these options at the then prevailing market price, and that options replacing those that have vested, would be fully vested, while those options that have not vested would not be vested.

                  (c) Cancellation of Existing Option: Employee agrees that the reissued options would replace the existing options of the Employee, and those not exercised would b canceled.

                  (d) Other Programs: Employee will have the opportunity to participate in the Company's Executive Stock Option plan which is currently under development.

5. Termination: This Agreement and Employees employment are subject to immediate termination at any time as follows:

                  (a) Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be payment of all compensation due Employee for services rendered by Employee prior to the date of his death to Employee's estate or beneficiary.

                  (b) Resignation: Upon resignation, Employee shall only be entitled to compensation earned as of the date of resignation. Employee shall give thirty (30) days' notice resignation in order to allow for an appropriate transition. Employee agrees to cooperate with the Company upon reasonable request during the 30-day period and shall receive salary during this period of transition.

                  (c) Termination with Cause: The Company may terminate the Employee's employment immediately upon written notice to Employee in the event the Employee (1) is convicted or pleads guilty to a felony; (2) commits any gross misconduct, willful breach, or habitual neglect of duties; (3) willfully violates any policy or procedure of the Company that causes any material adverse affect on the Company; or (4) uses Illegal or controlled substances. In such event, the Company's sole obligation


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



                           to the Employee shall be payment of all compensation due Employee for services rendered by the Employee prior to notice of termination under this subsection. The Company shall give thirty (30) days' notice to cure any conduct set forth herein unless the Board of Directors, In its sole discretion, determines that a cure is not deemed possible or appropriate. In the event of termination with cause, the Employee is eligible to exercise any stock options that may have vested, but the Employee must exercise the stock options within sixty (60) days or the stock options will lapse.

                  (d)      Termination  Without  Cause:  The Company in its sole
                           discretion may terminate Employee's employment without cause upon one thirty (30) days' written notice of termination to the Employee in which event the Company's only obligation shall be to pay all compensation owing for services rendered by Employee prior to the notice of termination, and to continue paying Employee's Base Annual Salary for the ninety
                           (90) day period following the notice of termination. Any accrued bonus shall be calculated on a period to date basis and prorated to date of termination.

                           Employee shall be eligible to exercise any stock options that may have vested, provided that the Employee has been with the Company for one year. However, the Employee must exercise the stock options within one hundred twenty (120) days of receiving written notice of termination or the stock options will lapse.

                  (e) Return of Company Property: Upon termination of employment for any reason, Employee shall immediately return to the Company without condition all flies, records, phones and other property of the Company.

6. Conflict of Interest: During the term of this Agreement, Employee shall devote Employee's full working time, ability, and attention to the business of the Company, and shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of the Company.

7. Confidentiality: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company.

                  (a) During the entire term of Employee's employment with the Company, and for one (1) year thereafter, Employee shall not disclose, utilize, or exploit any Confidential information except as necessary in the performance of Employee's duties under the Agreement or with the Company's express written consent.

                           During the entire term of Employee's employment by the Company and for one (1) year thereafter, Employee shall not induce or attempt to induce any employee of the Company to leave the Company's employ except for the sole benefit of the Company or with its express written consent.

                           Employee acknowledges and agrees that any violation of this Section would cause immediate irreparable damage to the Company, and that it shall be extremely difficult or impossible to determine the amount of damage caused to the Company. Employee therefore consents to the issuance of a temporary injunction, and other appropriate relief to restrain any actual or threatened violation of this Section, without limiting any other remedies the Company may have. Employee agrees to the sole and exclusive jurisdiction of the Circuit Court of Broward County, Florida should any dispute arise out of the employment relationship as defined herein.

8. Assignment: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to the benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

9. Notices: All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail, return receipt requested and shall be deemed given when so delivered or mailed, to a party at such address as a party may, from time to time, designate in writing to the other party. The initial addresses for notices are as follows:

Employer:         WorldWideWeb Institute, Inc.
                  6245 N.W. 9th Avenue, Suite 201
                  Fort Lauderdale, Florida 33309

Employee:         Shawn McNamara
                  1501 East Broward Blvd., Apt 705


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



                  Fort Lauderdale, Florida 33301

10. Severability : In the event any provision of this Agreement is void or unenforceable the remaining provisions shall continue in full force and effect.

11. Waiver: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

12. Applicability: This Agreement shall be construed according to the laws of the State of Florida.

13. Arbitration: Any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by arbitration in the City of Fort Lauderdale, Florida, in accordance with the then governing rules of the American Arbitration Association. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.

14. Headings: The paragraph and subparagraph headings herein are for convenience only and shall not effect the construction hereof.

15.      Miscellaneous:
         -------------

                  (a) This Agreement constitutes the entire Agreement between the parties regarding the above matters and each party acknowledges that there are no other written or verbal Agreements or understandings relating to such subject matter between the Employee and any other individuals or entities other than these set forth herein. No amendment to this Agreement shall be effective unless It is in writing and signed by both the parties hereto. All prior written or oral agreements concerning the relationship between the Company and the Employee are merged in this agreement and are of no legal effect.

                  (b) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original for all purposes hereof.

         IN WHEREOF, the parties hereto have hereunto set their hands on this ____ day of April, 2000.

WORLDWIDE WEB INSTITUTE, INC.                  SHAWN McNAMARA

By:__________________________                  _____________________
     Signature                                 Signature



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By:__________________________

                                   SCHEDULE A

RESPONSIBILITIES:
----------------

As General Manager, Employee shall be responsible for the following:

Assist  Chief  Operating   Office  in  daily  operations  of  all  domestic  and
international operations and personnel

Planning,  requisition,   allocation,  inventory  of,  and  supervision  of  all
resources and equipment

Hiring and firing authority on all personnel up to but not including, the level of department heads

Recommend corporate actions on personnel and operations for companies or ventures that are partially owned by the Company, to be confirmed by the Executive Committee and ratified by the Company's Board

Assist with review, preparation and implementation of departmental, and company wide budgets and forecasts

Assist in the preparation of the capital spending budget and forecast

Assist in the planning and coordination of logistics of the move and settlement into planned and future new facilities

Carry out those additional tasks and responsibilities that may be designated from time to time by the COO

GOALS AND OBJECTIVES:
--------------------

As General Manager Employee shall use his best efforts to achieve the following goals and objectives:

Position domestic and international operations to support internal budget and projections

Upgrade performance of key departments including, but not limited to, marketing and sales, production, enhancements, customer service, human resources and tech support

Assist  COO  in  resolution  of  organizational  conflicts,   redundancies,  and
personnel issues

Assist COO with the planning and execution of movement into the new corporate facility

Any other goals and responsibilities that may be delegated from time to time by the COO

BONUS AGREEMENT

This agreement is made this 14th day of March 2000 between WorldWideWeb Institute.com, Inc. ("the Company') a company located at 6245 NW 9 th Ave., Ft Lauderdale, FL 33309, and Shawn K. McNamara, ("McNamara") an individual, currently employed by the Company as its general manager of operations.

Whereas, WorIdWideWeb Institute.Com, Inc. ("the Company") is a publicly held company which develops, markets and host web site for small to medium sized enterprises and is engaged in on-fine training;

Whereas,   the  Company  desires  to  grow  internally  and  externally  through acquisitions of companies with similar businesses;

Whereas, Shawn K. McNamara has been employed by the Company in an operations and sales management capacity since February 2000;

Whereas, McNamara has extensive personal relationships, with principals of Internet companies, and both parties believe his presence will benefit any prospective business combination.

Whereas, McNamara has introduced the Company to Opt In Inc., a Delray Beach marketer of permission based e-mail lists, and I-Bill, Inc., a Miami based company which is a leader in Internet billing;

Whereas, the Company wishes McNamara to utilize these relationships for introductions and to facilitate potential acquisitions or business combination which the Company may significantly benefit from;

And both parties wish to fairly reflect the contributions made by McNamara;

NOW, THEN, IT IS AGREED

1. Introduction and Facilitation: It is agreed that McNamara from time to time may make introductions and facilitate discussions with companies which he has had relationships with, and that these activities are beyond the scope of the day to day operating responsibilities as general manager which he is presently employed, and compensated for.

2. Acknowledgment: It is agreed that McNamara will clear all introductions with the Company's Chief Executive Officer and Chief Operating Officer, prior to making such introduction, and that he will clearly delineate his relationship with the companies at individuals Involved. To date, the Company acknowledges that McNamara has made introductions to Opt In Inc. and I-Bill Inc. and their principal shareholders under the scope of this agreement.

3. Confidentiality: It is agreed while McNamara will act as the initial contact and possibly play a role In the negotiations, he agrees to clear all information and materials given to any company or individual that the Company is negotiating with, and will keep all of the Company's information, plans and strategy confidential subject to pre-approval by the Company's Chief Executive and Chief Operating Officer.

4. Compensation: It is agreed that McNamara will be compensated only, if and when the Company consummates an acquisition, merger or other business combination. It is further agreed that the compensation granted by the Company to McNamara shall be:

                  (a) Cash payment: The greater of $75,000 or 1% of the value of the transaction, calculated on the basis of stock at current market value, cash or other consideration given by the Company. If the transaction is primarily stock, at the Company's option, he may be paid up to 75% of any compensation due in shares of stock valued on the same basis as the shares initially paid to the company being acquired or merged.

                  (b) Options: The greater of 50,000 4- year options at the current market price of the Company's stock or 10,000 options for each $7.5 million in value.

                  (c) Expenses: The Company agrees to reimburse McNamara for all travel, entertainment, and other expenses upon presentation of invoices. Such expenses will be reimbursed, but will be subject to a $2,500 limit per transaction, if such transaction does not close, and will be reimbursable in full if the transaction closes. All expenses over $250 must be pre-approved by the Company.

5. Completed Transaction: It is recognized that each acquisition must be approved by the Company's Board of Directors as well as the Board and shareholders of company being acquired or merged. It is also recognized that a transaction will only be considered complete upon the signing of closing documents, and not upon the signing of a letter of intent. Should governmental approvals be necessary, then the transaction will only be considered complete, upon such approvals. It is understood, however, that the signing and completion of closing documents which are signed, that contain conditions, does constitute a completed transaction.

6. Complete Authority: Both parties represent they have authority to enter into these transactions and there is no previous agreements or arrangements which would conflict or require prior approval.

7. Governing Law: This agreement will be governed by the laws of the State of Florida.

8. Binding on Successor Companies: This agreement is binding on all heirs, assigns and successors.

9. Severability: If any section of this agreement is found to be unenforceable or unlawful, this will not effect other portions of the agreement

10. Termination: This agreement will terminate two years from the date hereof, and may be renewed upon mutual consent. Mr. McNamara is not required to be an employee of the Company to receive compensation under this agreement

SIGNED IN AGREEMENT

WorldWideWeb Institute.com

By:_____________________



----------------------
Shawn K. McNamara

WITNESSED BY:


-----------------------